Exhibit 99.1

Lode-Star Mining, INC 1 East Liberty Street Suite 600 Reno, NV 89501 Tel -1-775-234-5443 Fax - 1-775-335-1041 info@lode-starmining.com

LODE-STAR MINING, INC APPOINTS and ANNOUNCES RESIGNATION OF OFFICER AND DIRECTOR

Reno, October 6, 2022 – Lode-Star Mining Inc. (“Lode-Star”, the “Company” or “We”) (OTCQB:LSMG) reports that it has received a letter of resignation from its Corporate Secretary and Director Mr. Samuel Sternheim effective October 6, 2022 expressing his desire to pursue other interests. Mr. Mark Walmesley will take on the roles of interim Corporate Secretary and Treasurer.

About Lode-Star Mining Inc.

Lode-Star Mining Inc., trades on the OTC Markets’ OTCQB marketplace under the symbol LSMG and is actively pursuing a variety of business opportunities.

Contacts for Lode-Star Mining, INC

Mark Walmesley
President
Lode-Star Mining Inc.
phone : (775) 234-5443
e-mail : info@lode-starming.com

Forward Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause LSMG’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements reflect LSMG’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Except as required by law, LSMG assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.